Exhibit 99.1

THE TILE SHOP REPORTS Fourth Quarter and Full-Year 2024 Results

MINNEAPOLIS – February 27, 2025 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone, man-made and luxury vinyl tiles today announced results for its fourth quarter and full-year ended December 31, 2024.

Fourth Quarter 2024 Summary

Net Sales Decreased 5.9%

Comparable Store Sales Decreased 5.8%

Gross Margin of 64.2%

Net Loss of $0.6 Million and Adjusted EBITDA of $3.4 Million

Net Loss per Share of $0.01

No Debt Outstanding and $21.0 million of Cash at Year-End

Full-Year 2024 Summary

Net Sales Decreased 8.0%

Comparable Store Sales Decreased 7.8%

Gross Margin of 65.7%

Net Income of $2.3 Million and Adjusted EBITDA of $22.6 Million

Diluted Earnings per Share of $0.05

Management Commentary – Cabell Lolmaugh, CEO

“While the challenges facing the home improvement sector continued to persist, I’m pleased with the team’s execution during the quarter which contributed to the modest sequential improvement in our comparable store sales results when compared to the third quarter. We believe steps taken to enhance our Superior line of installation products, refine our luxury vinyl tile assortment and expand the selection of opening price point tile products over the last year have us well positioned to capitalize on opportunities to serve our customers in 2025.”

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(unaudited, dollars in thousands, except per share data)	2024	2023	2024	2023
Net sales	$79,454	$84,458	$347,071	$377,146
Net sales decline (1)	(5.9)%	(3.4)%	(8.0)%	(4.4)%
Comparable store sales decline (2)	(5.8)%	(3.2)%	(7.8)%	(4.1)%
Gross margin rate	64.2%	64.7%	65.7%	64.4%
(Loss) income from operations as a % of net sales	(1.1)%	1.7%	1.0%	4.3%
Net (loss) income	$(628)	$636	$2,321	$10,071
Diluted net (loss) income per share	$(0.01)	$0.01	$0.05	$0.23
Adjusted EBITDA	$3,420	$6,625	$22,614	$38,779
Adjusted EBITDA as a % of net sales	4.3%	7.8%	6.5%	10.3%
Number of stores open at the end of period	142	142	142	142

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the second day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales include total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

Fourth QUARTER 2024

Net Sales

Net sales for the fourth quarter of 2024 decreased $5.0 million, or 5.9%, compared to the fourth quarter of 2023. Sales decreased at comparable stores by 5.8% during the fourth quarter of 2024 compared to the fourth quarter of 2023. For the year, net sales decreased by $30.1 million, or 8.0%. Sales decreased at comparable stores by 7.8% during 2024 compared to 2023. The decrease in sales during the fourth quarter and full year of 2024 was primarily due to a decrease in traffic that was partially offset by a modest increase in average order value.

Gross Profit

Gross profit decreased $3.7 million, or 6.7%, in the fourth quarter of 2024 compared to the fourth quarter of 2023. The gross margin rate was 64.2% during the fourth quarter of 2024 as compared to 64.7% during the fourth quarter of 2023. The decrease in gross margin was due to an increase in inventory write-offs associated with assortment transitions that was partially offset by improvements in margin stemming from decreases in product costs. For the year, gross profit decreased by $15.2 million or 6.2%, The gross margin rate was 65.7% in 2024 and 64.4% in 2023. The 130 basis point increase in gross margin rate was due to lower international freight rates and steps taken to work with the Company’s suppliers to reduce prices on the items carried in the Company’s assortment that were partially offset by an increase in inventory write-offs associated with assortment transitions.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased $1.3 million, or 2.4%, from $53.2 million in the fourth quarter of 2023 to $51.9 million in the fourth quarter of 2024. The decrease in the fourth quarter of 2024 was primarily due to a $0.9 million decrease in depreciation expense, a $0.7 million decrease in variable compensation expenses and a $0.5 million decrease in marketing spend that were partially offset by a $0.8 million increase in occupancy costs. For the year, selling, general and administrative expenses decreased $2.5 million, or 1.1%, from $226.9 million in 2023 to $224.4 million in 2024. The decrease for the year was due to a $3.5 million decrease in depreciation expenses, a $3.4 million decrease in variable compensation expenses and a $0.8 million decrease in marketing spend that were partially offset by a $3.2 million increase in occupancy costs, a $0.9 million increase in IT expenses, a $0.6 million increase in transportation costs and a $0.5 million increase in audit and accounting expenses.

Provision for Income Taxes

The benefit from income taxes was $0.2 million during the fourth quarter of 2024 compared to a provision for income taxes of $0.6 million during the fourth quarter of 2023. The change in income tax expense was primarily due to a decrease in pretax income. The Company’s effective tax rate was 25.9% and 48.1% in the fourth quarter of 2024 and 2023, respectively. The decrease in the effective tax rate was largely due to a decrease in tax associated with stock-based compensation. For the year, the provision for income taxes decreased $3.0 million from $3.9 million during 2023 to $0.9 million during 2024. The decrease in the provision for income taxes was primarily due to lower pretax income. The Company’s effective tax rate was 28.4% in 2024 and 28.0% in 2023. The increase in the effective tax rate was largely due to a decrease in pretax income and a disproportionate impact of certain permanent items.

Capital Structure and Liquidity

As of December 31, 2024, the Company had no borrowings outstanding on its $75.0 million line of credit and cash and cash equivalents of $21.0 million.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter of 2024 was $3.4 million compared with $6.6 million for the fourth quarter of 2023. Adjusted EBITDA for the year was $22.6 million in 2024 compared with $38.8 million in 2023. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
	December 31,
(unaudited, $ in thousands)	2024	% of net sales	2023	% of net sales(1)
Net (loss) income	$(628)	(0.8)%	$636	0.8%
Interest expense, net	(19)	(0.0)%	245	0.3%
(Benefit) provision for income taxes	(220)	(0.3)%	589	0.7%
Depreciation & amortization	3,957	5.0%	4,835	5.7%
Stock based compensation	330	0.4%	320	0.4%
Adjusted EBITDA	$3,420	4.3%	$6,625	7.8%

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	Twelve Months Ended
	December 31,
(unaudited, $ in thousands)	2024	% of net sales(1)	2023	% of net sales
Net income	$2,321	0.7%	$10,071	2.7%
Interest expense, net	275	0.1%	2,164	0.6%
Provision for income taxes	921	0.3%	3,923	1.0%
Depreciation & amortization	17,759	5.1%	21,229	5.6%
Stock based compensation	1,338	0.4%	1,392	0.4%
Adjusted EBITDA	$22,614	6.5%	$38,779	10.3%

(1)	Amounts do not foot due to rounding.

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 2.9% for the trailing twelve months as of the end of the fourth quarter in 2024 compared to 12.4% for the trailing twelve months as of the end of the fourth quarter in 2023. See the Pretax Return on Capital Employed calculation in the table below.

	December 31,
(unaudited, $ in thousands)	2024(1)	2023(1)
Income from operations (trailing twelve months)	$3,517	$16,158

Total Assets	322,131	324,880
Less: Accounts payable	(22,842)	(24,885)
Less: Income tax payable	(375)	(519)
Less: Other accrued liabilities	(30,481)	(32,728)
Less: Lease liability	(141,157)	(131,840)
Less: Other long-term liabilities	(4,716)	(4,585)
Capital Employed	$122,560	$130,323

Pretax Return on Capital Employed	2.9%	12.4%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

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WEBCAST AND CONFERENCE CALL

As announced on February 20, 2025, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, February 27, 2025. The call will be hosted by Cabell Lolmaugh, CEO, Mark Davis, CFO, and Ken Cooper, Investor Relations.

Participants may access the webcast by visiting the Investor Relations page at www.tileshop.com. The call can also be accessed here. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Contact:

Investors and Media:

Mark Davis

Chief Financial Officer

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH) is a specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. As of December 31, 2024, the Company had 142 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and YouTube.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties, many of which are difficult to predict and are outside of our control, that may cause actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by law. Investors are referred to the most recent reports filed by the Company with the Securities and Exchange Commission.

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)	(Audited)
	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$20,957	$8,620
Receivables, net	3,085	2,882
Inventories	86,267	93,679
Income tax receivable	850	129
Other current assets, net	8,663	9,248
Total Current Assets	119,822	114,558
Property, plant and equipment, net	59,733	64,317
Right of use asset	132,861	129,092
Deferred tax assets	4,890	5,256
Other assets	2,297	3,449
Total Assets	$319,603	$316,672

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$23,808	$23,345
Income tax payable	62	1,135
Current portion of lease liability	28,880	27,265
Other accrued liabilities	25,644	27,000
Total Current Liabilities	78,394	78,745
Long-term debt, net	-	-
Long-term lease liability, net	113,700	112,697
Other long-term liabilities	4,597	5,543
Total Liabilities	196,691	196,985

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 44,657,898 and 44,510,779 shares, respectively	4	4
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	129,696	128,861
Accumulated deficit	(6,788)	(9,109)
Accumulated other comprehensive loss	-	(69)
Total Stockholders' Equity	122,912	119,687
Total Liabilities and Stockholders' Equity	$319,603	$316,672

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended,
	December 31,		December 31,
	2024	2023	2024	2023
Net sales	$79,454	$84,458	$347,071	$377,146
Cost of sales	28,458	29,800	119,197	134,085
Gross profit	50,996	54,658	227,874	243,061
Selling, general and administrative expenses	51,863	53,188	224,357	226,903
(Loss) income from operations	(867)	1,470	3,517	16,158
Interest income (expense), net	19	(245)	(275)	(2,164)
(Loss) income before income taxes	(848)	1,225	3,242	13,994
Benefit from (provision for) income taxes	220	(589)	(921)	(3,923)
Net (loss) income	$(628)	$636	$2,321	$10,071

(Loss) earnings per common share:
Basic	$(0.01)	$0.01	$0.05	$0.23
Diluted	$(0.01)	$0.01	$0.05	$0.23

Weighted average shares outstanding:
Basic	43,800,568	43,526,804	43,714,567	43,424,089
Diluted	43,800,568	43,775,573	43,851,653	43,620,790

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Gross margin rate	64.2%	64.7%	65.7%	64.4%
SG&A expense rate	65.3%	63.0%	64.6%	60.2%
(Loss) income from operations margin rate	(1.1)%	1.7%	1.0%	4.3%
Adjusted EBITDA margin rate	4.3%	7.8%	6.5%	10.3%

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Twelve Months Ended,
	December 31,
	2024	2023
Cash Flows From Operating Activities
Net income	$2,321	$10,071
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	17,759	21,229
Amortization of debt issuance costs	72	257
Gain on disposals of property, plant and equipment	(138)	(13)
Impairment charges	949	1,027
Non-cash lease expense	26,950	25,844
Stock based compensation	1,338	1,392
Deferred income taxes	366	1,280
Changes in operating assets and liabilities:
Receivables	(203)	528
Inventories	7,413	27,272
Other current assets, net	1,723	3,316
Accounts payable	826	123
Income tax receivable / payable	(1,793)	4,861
Accrued expenses and other liabilities	(30,476)	(35,127)
Net cash provided by operating activities	27,107	62,060
Cash Flows Used in Investing Activities
Purchases of property, plant and equipment	(14,538)	(15,313)
Proceeds from insurance	100	-
Proceeds from the sale of property, plant and equipment	102	58
Net cash used in investing activities	(14,336)	(15,255)
Cash Flows From Financing Activities
Payments of long-term debt and financing lease obligations	(10,000)	(65,400)
Advances on line of credit	10,000	20,000
Proceeds from exercise of stock options	-	4
Employee taxes paid for shares withheld	(503)	(532)
Net cash used in financing activities	(503)	(45,928)
Effect of exchange rate changes on cash	69	(16)
Net change in cash and cash equivalents	12,337	861
Cash and cash equivalents beginning of period	8,620	7,759
Cash and cash equivalents end of period	$20,957	$8,620

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$59	$430
Cash paid for interest	306	2,082
Cash paid (received) for income taxes, net of refunds	2,349	(2,218)

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